Exhibit 3

                             EPL TECHNOLOGIES, INC.


                             SUBSCRIPTION AGREEMENT













                                 Joseph Giamanco
                           --------------------------
                                      NAME


                                        2
                           --------------------------
                                     NUMBER

         THE SECURITIES OFFERED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN FILED OR REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE SUBSCRIPTION AGREEMENT. NO STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR THE ADEQUACY OF THE SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         IT IS INTENDED THAT THE SECURITIES OFFERED HEREBY WILL BE MADE AVAILABLE ONLY TO ACCREDITED INVESTORS, AS DEFINED IN REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, FOR NON-PUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE SECURITIES.

         THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING, AND THAT THEY OR THEIR PURCHASER REPRESENTATIVES HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT.

         NO SECURITIES MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR THERE IS COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS.

         THE SUBSCRIPTION AGREEMENT IS SUBMITTED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. IN ADDITION, THE SUBSCRIPTION AGREEMENT CONSTITUTES AN OFFER ONLY IF A NAME AND IDENTIFICATION NUMBER APPEAR IN THE APPROPRIATE SPACES PROVIDED ON THE COVER PAGE AND CONSTITUTES AN OFFER ONLY TO THE PERSON WHOSE NAME APPEARS THEREON.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.

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

FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


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

         Subject to the terms and conditions contained in this Agreement, the undersigned (the "Subscriber") hereby subscribes for 1,450,677 shares of common stock (the "Common Stock") of EPL Technologies, Inc. (the "Company").

         In its sole discretion, the Company may accept or reject this Agreement in whole or in part.

         1. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

                  The Subscriber acknowledges that the Company is offering the Common Stock in reliance upon the representations, warranties and other information set forth by the Subscriber. The Subscriber undertakes to notify the Company immediately of any changes in any of the representations, warranties and other information contained herein.

                  (a) Sophistication. The Subscriber represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Common Stock and of making an informed investment decision with respect thereto. The undersigned is a person who is able to bear the economic risk of his investment in the Company and has adequate means of providing for his current needs and possible personal contingencies with no need for liquidity of this investment. In making this statement, consideration has been given to whether the undersigned could afford to hold his investment in the Company for an indefinite period of time and whether, at this time, he could afford a complete loss of his investment.

                  (b) Access to Information About the Company. The Subscriber acknowledges that he has received and read the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999. The Subscriber represents that he has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Offering. Any questions raised by the Subscriber concerning the Offering have been answered to the satisfaction of the Subscriber.

                  (c) Investment Representation. The Subscriber acknowledges that the sale or resale of the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or any other Federal or state law. The Subscriber represents that he is acquiring the securities hereunder for investment purposes of his own account and not with a view to reselling or otherwise distributing such securities in violation of any Federal or state securities laws and understands and agrees that the securities to be issued hereunder are restricted on transfer and must be held for an indefinite period unless (i) they are registered under the Act or (ii) an exemption from registration is available, and the issuer of the securities has received an opinion of counsel, in form and substance satisfactory to it, to such effect.

                  (d) The Company shall deliver to the undersigned, certificates representing the Common Stock which securities shall bear a legend in substantially the following form:

                                    "The securities represented by this
                      certificate have been acquired for investment and have not been

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


                      registered pursuant to the Securities Act of 1933, as amended, or any applicable state statutes. Such securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or any opinion of counsel satisfactory to the Company that the securities may be so disposed without being registered".

                  (e) The Company may deem and treat the undersigned as the holder and owner of the Common Stock for all purposes and shall not be affected by any notice to the contrary until the presentation to the Company of such certificate for transfer pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel satisfactory to the Company that such registration is unnecessary.

                  (f) The undersigned meets at least one of the following criteria as an "Accredited Investor" (please check all that apply):

                                 [ ] (a) The undersigned is a director or executive officer of the Company;

                                 [ ] (b) The undersigned is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000;

                                 [ ] (c) The undersigned is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects the same income level in the current year;

                                 [ ] (d) The undersigned is an entity, and all of the equity owners of such entity meet the qualifications of either (a), (b) or (c) above or (e) below; or

                                 [ ] (e) The undersigned is a domestic bank, whether acting in its individual or fiduciary capacity; a domestic insurance company; an investment company registered under the Investment Company Act of 1940 (the "1940 Act"), or business development company as defined in the 1940 Act; a Small Business Investment Company licensed by the United States Small Business Administration; an employee benefit plan within the meaning of Title I of the Employee Retirement

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

                                 Income Security Act of 1974, if the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that meet the qualifications of (a), (b), (c) or (d) above; a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; an entity described in
                                 Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person.

                  (g) Authority. The Subscriber represents that he has full legal power and authority to enter into this Agreement and to purchase the Common Stock subscribed for.

                  (h) No State Review. The Subscriber acknowledges that the Common Stock is being sold pursuant to exemption from the registration requirements of the state indicated as the Subscriber's state of residence, that no securities commission or regulatory authority has approved, passed upon or endorsed the merits of this Offering, nor is it intended that any such agency will do so. Any representation to the contrary is unlawful.

                  (i) State Residence Status. Subscriber represents that he is a resident and domiciliary (not a temporary or transient resident) of the state and country set forth below, has no present intention to become a resident of any other jurisdiction, and all communications, written or oral, concerning the Common Stock have been directed to the Subscriber in, and received by him in, such jurisdiction.

                  (j) Decision to Invest. In making his decision to purchase the Common Stock the Subscriber has relied solely upon the information contained and/or referred to herein and upon independent investigations made by him or his legal counsel or investment advisor. He is not purchasing any Common Stock as a result of or subsequent to (i) any advertisement, article, notice of other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including the Subscriber, were invited as a result of, subsequent to, or pursuant to, any general solicitation.

                   (k) Irrevocable Agreement. The Subscriber hereby acknowledges and agrees, except as provided by the law of the jurisdiction in which he resides, that this Agreement is irrevocable and will survive the death or disability of the undersigned; provided, however, that neither party shall have any obligations unless and until the Agreement is executed by the Company.

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

         2. TERMS AND CONDITIONS.

                  The Subscriber acknowledges that this Offering is made by the Company, subject to the following terms and conditions:

                  (a) Acceptance by the Company. Subscriptions for Common Stock will be accepted, if at all, at the sole discretion of the Company.

                  (b) Share Certificates to be Delivered to Subscriber. As soon as practicable upon the execution of this Agreement, the Company shall deliver to the Subscriber certificates representing the Common Stock issued in the name of the Subscriber. The securities issued hereunder, when delivered to the Subscriber in accordance with the terms hereof, shall be duly authorized by appropriate corporate action, shall be validly issued, fully paid and non-assessable outstanding securities of the Company and shall be free from all taxes, liens and other charges with respect to the issuance thereof.

                  (c) Use of Proceeds. The Company shall use the proceeds of the Offering to redeem 1,500 shares of Series D Convertible Preferred Stock of the Company held by Heights Capital Management, Inc.

                  (d) Registration Statement. Within 30 days after the execution of this Agreement, the Company agrees to file an S-3 registration statement ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering both the Common Stock and all of the "Warrant Shares" issued under the "Warrant Agreement", each as defined in Section 2(e) below, and shall use its best efforts to cause such Registration Statement to be declared effective by the Securities and Exchange Commission (`SEC").

                  (e)      Covenants with Respect to the Registration Statement

                           (i) Obligation to Maintain Effectiveness. The Company
shall keep effective any registration or qualification contemplated hereunder and shall from time to time amend or supplement each applicable Registration Statement, preliminary prospectus, final prospectus, application, document, and communication for a period of 270 days beginning from the effective date of the Registration Statement, provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Common Stock and the Warrant Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Common Stock and the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                           (ii) Provision of Registration Statement. The Company
shall furnish to the Subscriber such reasonable number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such Registration Statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other

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

documents, as such holder may reasonably request to facilitate the disposition of the Common Stock and the Warrant Shares held by the Subscriber.

                           (iii) Opinion of Counsel. The Company shall furnish
the Subscriber with an opinion of its counsel, subject to ordinary and customary qualifications and (reasonably acceptable to the Subscriber) to the effect that
(A) the Registration Statement has become effective under the Act and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration Statement, any preliminary prospectus, and final prospectus, or any amendment or supplement thereto has been issued, nor to the best knowledge of such counsel has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (B) each document, if any, incorporated by reference in the Registration Statement and the prospectus included therein (except for financial statements and related schedules, as to which such counsel need express no opinion) complied as to form when filed with the SEC in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder, and (C) the Registration Statement and the prospectus included therein and any supplements or amendments thereto (except for financial statements and related schedules, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the rules and regulations of the SEC thereunder. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company and representatives of independent accountants for the Company, at which conferences such counsel made inquiries of such officers, representatives and accountants; discussed the contents of the preliminary prospectus; the Registration Statement; and the prospectus and related matters were discussed and, although such counsel is not passing and does not assume any responsibility for the accuracy, completeness or fairness, the statements contained in the preliminary prospectus, the Registration Statement and the prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement or on any amendment thereto, at the time such Registration Statement or amendment became effective or the preliminary prospectus or prospectus or amendment or any supplement thereto as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the preliminary prospectus, the Registration Statement, or prospectus).

                           (iv) Indemnification by the Company. Subject to the
conditions set forth below, the Company agrees to indemnify and hold harmless the Subscriber, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Agreement, without limitation, reasonable attorney's fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained (1) in the Registration Statement, preliminary prospectus, or final

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

prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, relating to the sale of any of the Common Stock or the Warrant Shares or (2) in any application or other document or communication (in this Agreement collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Common Stock or the Warrant Shares under the securities or blue sky laws thereof or filed with the SEC or any securities exchange; or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such holder of Common Stock or the Warrant Shares included in the Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (B) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising pursuant to this Agreement.

                      The Company agrees promptly to notify each holder of Common Stock or the Warrant Shares of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Common Stock or Warrant Shares or any preliminary prospectus, prospectus, the Registration Statement, or amendment or supplement thereto, or any application relating to any sale of Common Stock or Warrant Shares.

                  (f) Warrant Agreement. As an inducement to Subscriber to enter into this Agreement, on the date of its execution, the Company agrees to issue a warrant in favor of the Subscriber in substantially the form annexed hereto as Exhibit A (the "Warrant Agreement") to purchase 500,000 shares of the common stock of the Company (the "Warrant Shares"). If the Registration Statement is not filed within 30 days after the execution of this Agreement, on the close of business on such thirtieth day the Company will issue to the Subscriber under the Warrant Agreement an additional 50,000 Warrant Shares. In addition, if the Registration Statement is not declared effective by the SEC on the 61st day after the execution of this Agreement, the Company, on such 61st day and at the end of each thirty days thereafter during which the Registration Statement is not effective, shall under the Warrant Agreement issue to the Subscriber an additional 50,000 Warrant Shares. The exercise price applicable to the initial 500,000 Warrant Shares shall be the closing bid price of the Company's common stock on the Nasdaq SmallCap Market, or the principal exchange upon which such stock is then traded (the "Market Price"). Any additional Warrant Shares issued under this Section 2(e) shall have an exercise price equal to the lower of such Market Price or the Market Price on the date such additional Warrant Shares are issuable under this Section 2(e).

         3. MISCELLANEOUS PROVISIONS.

                  (a) Use of Speech. All pronouns contained herein and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

                  (b) Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no

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

waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

                  (c) Entire Agreement, Modification. This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreements concerning the subject matter hereof. This Agreement may be amended, modified or terminated only by a written instrument signed by the parties hereto.

                  (d) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to such state's principles of conflicts of laws.

                  (f) Notices. All notices, requests, demands, and communications related to this Agreement will be deemed given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses indicated on the last page of this Agreement.

                  (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

                  (h) Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                  (i) Unenforceability. If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, to the maximum extent permissible, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

                  (j) Assignment. The Subscriber may not assign this Agreement or its rights hereunder without the Company's prior written consent.

                  (k) Multiple Subscribers. If more than one person is signing this Agreement, each representation, warranty, and undertaking stated herein shall be the joint and several representation, warranty, and undertaking of each such person. The Subscriber understands the meaning and legal consequence of the representations and warranties contained in this Agreement.

         4. SUBSCRIPTION.

            Purchase.

            Number of shares of Common Stock subscribed for: 1,450,677

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

            Total Purchase Price: $750,000

                  The Subscriber hereby subscribes for the Common Stock offered by the Company in the amount as set forth above.

                  The Subscriber hereby agrees to pay the amount set forth above to the Company upon execution of this Agreement.


         By:      ________________________________
                           Signature

         Joseph Giamanco__________________________
                          Printed Name

                  ________________________________
                             Date

         c/o GHM, Inc. 74 Trinity Place
         -----------------------------------------
                  Street

         New York, New York  10006
         -----------------------------------------
           City     State     Zip

         United States
         -----------------------------------------
            Country

                  ________________________________
                  Social Security Number or
                  Federal ID Number

                  ________________________________
                  Telephone No. of Subscriber
                  (Home/Business)


AGREED TO AND ACCEPTED BY:

EPL TECHNOLOGIES, INC.

By:____________________________________
Its:  President and Chief Executive Officer

Dated:_________________________________


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